Exhibit 10.32

SEVENTH AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, effective as of January 1, 2005, by adding the following to the end of the second paragraph of Section 13.14 of the Plan:

“Notwithstanding the foregoing or the provisions of Section 2.01, no Employee of Meyer & Eckenrode Investments, Inc. will be eligible to receive Profit Sharing Contributions provided for under Section 3.04 of the Plan, unless such Employee is scheduled to become an Employee of Sky Trust, N.A. on or around January 1, 2006.”

*        *        *

IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 30th day of December 2005.

SKY FINANCIAL GROUP, INC.
BENEFIT PLANS COMMITTEE

By:	/s/ Thomas A. Sciorilli
Its:	Chief Human Resources Officer